UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2014

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer Identification No.)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 27, 2014, Furiex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Forest Laboratories, Inc., a Delaware corporation (“Parent”), and Royal Empress, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”). The Merger Agreement provides for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Subsidiary have obtained the consent of Actavis plc pursuant to that certain Agreement and Plan of Merger, dated as of February 17, 2014, by and among Actavis plc, Parent and the other parties thereto.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s common stock (other than (i) shares held by the Company, Parent, Merger Subsidiary, or any wholly owned subsidiary of Parent or of the Company, which will be cancelled without payment, and (ii) shares owned by stockholders who have perfected and not withdrawn a demand for, or lost their right to, appraisal with respect to such shares (collectively, the “Excluded Shares”)) will be converted into the right to receive $95.00 in cash, without interest, less any applicable withholding taxes (the “Cash Consideration”), plus one contractual contingent value right (“CVR”), which represents the right to receive a contingent payment of up to $30.00 in cash per CVR, without interest, less any applicable withholding taxes, upon the occurrence of specified events (the “Contingent Consideration”), subject to and in accordance with the terms and conditions of the Contingent Value Rights Agreement described below.

The Merger Agreement requires the Company to take all action necessary to cause all outstanding stock options to become fully vested and exercisable at least five (5) Business Days prior to the effective time of the Merger. Each stock option that remains unexercised immediately prior to the effective time of the Merger will be cancelled and terminated in exchange for (A) an amount in cash equal to the product of (I) the total number of shares of Company common stock subject to the option immediately prior to the effective time multiplied by (II) the excess, if any, of the per share Cash Consideration over the exercise price per share of Company common stock under such option and (B) one CVR for each share of Company common stock subject to the option immediately prior to the effective time of the Merger. Each share of the Company’s restricted stock will become fully vested and all restrictions will lapse at the effective time of the Merger. Each such share of restricted stock will, at the effective time, be converted into the right to receive the Cash Consideration and the Contingent Consideration.

The parties’ obligations to complete the Merger are conditioned upon customary closing conditions, including without limitation: (i) approval of the Merger Agreement by the Company’s stockholders; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of any government approvals or expiration of any applicable waiting periods under other antitrust laws; and (iii) the absence of any applicable law that prohibits consummation of the Merger. Each party’s obligation to consummate the Merger is also subject to certain other conditions, including without limitation: (i) the performance by the Company, Parent, and Merger Subsidiary in all material respects of their obligations under the Merger Agreement and (ii) the accuracy of representations and warranties made by the Company, Parent, and Merger Subsidiary subject to certain qualifications. In addition, the obligation of Parent and Merger Subsidiary to consummate the Merger is subject to: (i) the absence of any event, occurrence, revelation, or development of a state of circumstances or facts, in each case arising after the date of the Merger Agreement which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect as defined in the Merger Agreement and (ii) the absence of any event that would reasonably be expected to result in the unenforceability of the Company’s right to receive milestone and royalty payments under certain license agreements with the Company’s licensing partners, or the invalidity of any related patent to the extent it would reasonably be expected to have a material adverse effect on such payments. The Merger is not subject to a financing condition.

The Merger Agreement prohibits the Company from soliciting or initiating discussions with third parties regarding other proposals to acquire the Company, and the Company has agreed to restrictions on its ability to respond to such proposals. Notwithstanding these restrictions, prior to obtaining approval of the Company’s stockholders of the transactions contemplated by the Merger Agreement, the Company may under certain circumstances provide information to third parties and participate in discussions and negotiations with respect to any unsolicited alternative acquisition proposal that the Company’s board of directors has determined constitutes or could reasonably be expected to lead to a “Superior Proposal” (which is generally defined to refer to a bona fide, unsolicited written acquisition proposal that the board of directors of the Company determines in good faith, after consultation with its outside legal counsel and financial advisors is (i) more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (after taking into account the terms of any bona fide offer by Parent capable of being accepted by the Company to modify the terms of such transactions), and (ii) reasonably likely to be consummated on the terms proposed, taking into account, to the extent applicable and deemed relevant by the board of directors of the Company, all legal, financial, regulatory and other factors of such alternative acquisition proposal) and with respect to which the board of directors of the Company reasonably determines in good faith, after consultation with the Company’s outside legal advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain customary termination rights, including the right of either party to terminate the Merger Agreement (a) if the Company’s stockholders fail to adopt the Merger Agreement, (b) if the Merger is not consummated by October 27, 2014 (subject to certain rights to extend such date), or (c) due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions. Parent also has the right to terminate the Merger Agreement if, among other events, the board of directors of the Company (i) changes its recommendation that stockholders vote in favor of adopting the Merger Agreement or (ii) adopts, approves or recommends an alternate transaction with respect to the sale of the Company. The Company has the right to terminate the Merger Agreement in order to enter into an alternate transaction with respect to the sale of the Company that the board of directors of the Company has determined is a Superior Proposal.

In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal and the board of directors of the Company changing its recommendation that stockholders vote in favor of the Merger Agreement, the Company is required to pay to Parent a termination fee equal to $41 million. In addition, in the event that the Merger Agreement is terminated under specified circumstances during the pendency of a publicly disclosed third party proposal to acquire the Company, the Company is required to reimburse Parent for Parent’s fees and expenses incurred in connection with the Merger Agreement up to an aggregate amount of $3 million, and, if the Company enters into an agreement for a third party to acquire the Company within 12 months of such termination, to pay to Parent the balance of the $41 million termination fee less any such reimbursed expenses.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including without limitation, covenants regarding: (i) the conduct of business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the required votes necessary to approve the Merger Agreement, and (iii) the use of reasonable best efforts to cause the Merger to be consummated. In addition, the Company has made certain other representations and warranties and covenants in the Merger Agreement related to the Company’s rights to receive royalties, milestone payments and certain other payments from the counterparties under certain of the Company’s license agreements.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide security holders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or Parent in their public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. The representations and warranties in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts.

The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Contingent Value Rights Agreement

At or prior to the effective time of the Merger, Parent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent selected by Parent and reasonably acceptable to the Company. As provided in the Merger Agreement, each share of Company common stock (including shares of restricted stock) outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares) will be converted automatically into the right to receive, in addition to the Cash Consideration (with respect to stock) and the option consideration (with respect to options), one CVR, which represents the right to receive a contingent payment of up to $30.00 in cash per CVR, without interest, less any applicable withholding taxes. As provided in the Merger Agreement, each option holder under the Company’s equity incentive plan will be entitled to receive in respect of each option held at the effective time one CVR multiplied by the total number of shares of Company common stock subject to such option. The amount of the payment is contingent upon the first designation of scheduling by the U.S. Drug Enforcement Administration (the “DEA”) (or the U.S. Food and Drug Administration (the “FDA”) and the DEA taking no action with respect to scheduling within six months) following approval by the FDA of a New Drug Application (“NDA”) for a product that includes Eluxadoline as the sole active pharmaceutical ingredient and that is currently being developed by the Company. The potential payment amounts and contingencies are as follows:

•	$10.00 per CVR if the DEA designates Eluxadoline as a controlled substance under Schedule IV of the U.S. Controlled Substances Act (the “CSA”);

•	$20.00 per CVR if the DEA designates Eluxadoline as a controlled substance under Schedule V of the CSA; or

•	$30.00 per CVR if the FDA does not recommend that Eluxadoline be a controlled substance under any schedule of the CSA and the DEA does not propose or announce an intention to propose any rule providing for the control of Eluxadoline under any schedule of the CSA during the six-month period following approval of the New Drug Application for Eluxadoline.

In no event will payment be made with respect to more than a single event. The right to the Contingent Consideration as evidenced by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The CVR Agreement will terminate upon the earlier to occur of the (a) payment of the Contingent Consideration, (b) failure to achieve NDA approval on or prior to the second anniversary of the date of the CVR Agreement and (c) publication of a final rule of the DEA that designates Eluxadoline as a controlled substance under any of Schedule I, Schedule II or Schedule III of the CSA.

The form of CVR Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement.

Stockholder Voting Agreement

In connection with the entry into the Merger Agreement, the Company’s Founding Chairman, Fredric N. Eshelman, Pharm.D., and certain affiliates of Dr. Eshelman (together, the “Stockholders”) have entered into a Stockholder Voting Agreement with Parent (the “Voting

Agreement”). Pursuant to the Voting Agreement, the Stockholders have agreed to vote all shares of the Company’s common stock that they beneficially own, constituting approximately 28% of the outstanding common stock of the Company, in favor of the Merger (and if necessary, any proposal to adjourn the special meeting if there are not enough votes to approve the adoption of the Merger Agreement) and against (i) any Acquisition Proposal or Alternative Acquisition Agreement as defined in the Merger Agreement, (ii) any election of new directors to the Company’s board, other than nominees who are currently serving as directors and are nominated by a majority of the board, or as otherwise provided in the Merger Agreement, (iii) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation, warranty or other obligation or agreement of the Stockholders under the Voting Agreement or of the Company under the Merger Agreement, (iv) any merger, consolidation, business combination, sale of substantially all of the assets of the Company, or other extraordinary corporate transaction, other than the Merger, or (v) any corporate action that would frustrate the purposes, or prevent or delay consummation of the transactions contemplated by the Merger Agreement.

The Voting Agreement will terminate upon the earlier of (i) the effective time of the Merger, (ii) termination of the Voting Agreement by Parent, or (iii) termination of the Merger Agreement in accordance with its terms. In addition, the Stockholders may terminate the Voting Agreement if the Merger Agreement is amended to (i) reduce or change the form of consideration to be paid to the Stockholders in connection with the Merger, or (ii) create any additional conditions to the consummation of the Merger.

The Voting Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement.

Item 8.01	Other Events.

On April 28, 2014, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2014, by and among Forest Laboratories, Inc., Royal Empress, Inc. and Furiex Pharmaceuticals, Inc.

10.1	Form of Contingent Value Rights Agreement by and between Forest Laboratories, Inc., and the Rights Agent

10.2	Stockholder Voting Agreement, dated April 27, 2014, by and between Forest Laboratories, Inc. and Fredric N. Eshelman, Pharm.D. and certain affiliates of Dr. Eshelman

99.1	Joint Press Release dated April 28, 2014

Important Information and Where to Find it

A stockholder meeting will be announced soon to obtain stockholder approval for the proposed transaction. The Company intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed transaction. INVESTORS AND THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS RELATING TO THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents (when they are available) filed with the SEC by the Company by directing a request to: Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560, Attn: Investor Relations.

Certain Information Concerning Participants

The Company and its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Investors and stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the proxy statement for the Company’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the Company’s 2014 Annual Meeting of Stockholders, such changes have been or will be reflected on the Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed transaction to be filed with the SEC when they become available. These documents can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov when they become available.

Safe Harbor for Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including that the transactions may not be timely completed, if at all, that prior to completion of the transactions, the Company’s business may experience significant disruptions due to transaction-related uncertainty or other factors, the timing and the benefits of the business combination transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the requirement that the Company’s security holders approve the transaction, the risk that the businesses will not be integrated successfully, the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timing of Actavis plc’s acquisition of Parent, the timely development and launch of new products, and the risk factors listed from time to time in Parent’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings and the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings. Neither Parent nor the Company assumes any obligation to update forward-looking statements contained in this filing to reflect new information or future events or developments. Each of Parent and the Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of each of Parent and the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2014	FURIEX PHARMACEUTICALS, INC.

	By:	/s/ Sailash I. Patel
Sailash I. Patel Chief Financial Officer and Vice President Strategic Development

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 27, 2014, by and among Forest Laboratories, Inc., Royal Empress, Inc. and Furiex Pharmaceuticals, Inc.

10.1	Form of Contingent Value Rights Agreement by and between Forest Laboratories, Inc., and the Rights Agent

10.2	Stockholder Voting Agreement, dated April 27, 2014, by and between Forest Laboratories, Inc. and Fredric N. Eshelman, Pharm.D. and certain affiliates of Dr. Eshelman

99.1	Joint Press Release dated April 28, 2014

10